pg. 1 INDEPENDENT CONTRACTOR AGREEMENT This Independent Contractor Agreement (“Agreement”) is dated effective as of December 1, 2023 (the “Effective Date”), by and between AMG, a California Professional Medical Corporation (“Group”), and Thomas S Lam, M.D., A Professional Corporation (“Provider’’). Recitals: WHEREAS, Group is a professional corporation organized under the laws of the State of California which delivers medical and health care services to fee-for-service patients, to members of preferred provider organizations (hereinafter referred to as “PPOs”), to members of health maintenance organizations (hereinafter referred to as “HMOs”), and to other managed care plans or programs, whether prepaid or fee-for-service or employer self-funded or insured (hereinafter referred to as “Carriers”); and WHEREAS, Provider shall cause Thomas S. Lam, MD (“Physician”) an independent medical practitioner, to provide medical services pursuant to the terms of this Agreement; and WHEREAS, Group desires to engage Provider as an independent contractor in accordance with the terms and conditions of this Agreement to provide professional medical services as set forth herein; and WHEREAS, Provider is agreeable to such engagement. NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Group and Provider hereby agree as follows: Agreement: ARTICLE I SERVICES TO BE PROVIDED 1.1. Provider Services. Provider agrees to cause Physician to provide professional medical services to Group’s and participating hospitals’ admitted patients as may from time to time be mutually agreed upon between the parties, including, but not limited to, those services set forth in Exhibit A attached hereto. Provider agrees that Group may list Physician on Group’s directories, letterhead and other marketing materials as a physician who provides services on Group’s behalf. Provider shall cause Physician to perform services for any patient of Group as reasonably requested by Group, provided that Physician has the requisite skill, experience and expertise to treat such patient. Physician’s provision of patient care services shall be limited to the provision of outpatient gastroenterology services and at times inpatient gastroenterology services on an as needed basis. Group shall ensure adequate staffing to meet the needs of Group’s patients, including, but not limited to, securing the services of additional gastroenterology physicians as patient volume requires. 1.2. Location of Services. Provider agrees to cause Physician to provide the services set forth herein at AMG clinic location(s) as may from time to time be mutually agreed upon by Group and Provider. 1.3. Expenses. Provider agrees to pay expenses incurred by Provider and/or Physician in connection with the performance of Provider’s and Physician’s services hereunder, including but not limited to: Physician’s annual medical license fees; dues and membership expenses relating to specialty organizations; any expense relating to Provider’s office as it may be used in connection with the practice. 1.4. Credentialing and Proctoring. Provider shall be responsible for Physician meeting all California physician licensing requirements and all credentialing and proctoring qualifications of Group, and for maintaining full, active membership on the medical staffs (with appropriate clinical privileges) at any hospital at which Provider provides services throughout the term of this Agreement. 1.5. Observation of Utilization Review and Quality Assurance Procedures. Provider shall cooperate and comply with any reasonable quality assurance and utilization review procedures adopted by Group. Upon Group’s invitation, Physician shall have the opportunity, but not the obligation, to participate in quality assurance meetings and make recommendations with respect to protocols for patient treatment, training of physician assistants and Group’s other non-physician staff, and other matters related to quality assurance. 1.6. Medical and Administrative Records. Provider shall cause Physician to timely complete in a legible form, regular and accurate medical records of the treatment and services provided to patients. In no event shall such medical records, and all administrative records relating thereto, be completed no later than seven (7) business days after the provision of service. Group may withhold payment to Provider hereunder until such time as such records are. All medical and other patient-related records shall be maintained in such form as shall be specified by Group. Provider expressly acknowledges and agrees that all of the patients to whom Physician renders services pursuant to this Agreement are patients of Group and not of Provider. All medical and patient-related records created or maintained in association with Provider’s services hereunder shall remain the sole property of Group. Upon the expiration or earlier termination of this Agreement, Group shall retain all medical and patient-related records for any patient who was under the care and treatment of Group at any time during the term of this Agreement. 1.7. On-Call Schedule. Physician will be responsible for nighttime and weekend on call for patients receiving gastroenterology specialty care. Physician can secure alternative coverage with other gastroenterologist(s). ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS 2.1. Compliance. With Policies, Law and Ethical Standards. Provider shall at all times during the term of this Agreement cause Physician to provide services and otherwise act in accordance with the policies, protocols, rules and regulations of Group, however, to the extent any Group policy, protocol, rule, or regulation is inconsistent with the terms of this Agreement, the terms of this Agreement shall prevail. Provider shall at all times during the term of this Agreement comply with the policies, protocols, rules and regulations of all Group contracted IPAs and all applicable rules and regulations of the Medical Board of California, and the ethical standards of the American and California Medical Associations. Provider agrees to perform its obligations under this Agreement in continuous compliance with all federal, state, and local laws and regulations applicable to the provision of medical care, including but not limited to all laws relating to licensure of physicians, confidentiality of patient-related information, and laws governing billing and collecting payments from payors and arrangements between providers and sources of patient referrals. 2.2. Continuing Education. During the entire term of this Agreement, Provider represents, warrants and covenants that Physician shall, at Provider’s expense, maintain professional competence and skills commensurate with the medical standards of the community, as required by the policies, rules and regulations of any hospitals at which Physician provides services, such hospital’s medical staff and Group, and as required by law, by attending continuing education courses in Physician’s area of practice. 2.3. Licenses and Certification. Provider represents, warrants and covenants that Physician is a physician duly licensed to practice medicine in the State of California, that Physician shall remain duly licensed to practice medicine in the State of California throughout the entire term of this Agreement, that Physician is board-eligible or board-certified to practice in Physician’s area of specialty, that (if board certified) Physician shall remain board-certified throughout the remaining term of this Agreement unless the Group determines otherwise, that Physician is in good standing with the Medical Board of California, that Physician has not been subject to any disciplinary action or investigation by any medical licensing authority or health care facility, that Physician either participates or is eligible to participate in the Medicare and Medi-Cal programs and that Physician shall continue to participate in the Medicare and Medi-Cal programs throughout the entire term of this Agreement. Upon Group’s request, Provider shall furnish Group with evidence indicating that Physician licenses, certificates and qualifications are then existing, valid and in full force and effect. 2.4. Claims, Incidents, Suits and Disciplinary Actions. Provider agrees that Provider shall promptly report to Group any claim made, suit filed or disciplinary action (including, without limitation, any revocation, suspension or limitation of Physician’s license or any action pertaining thereto, or any action to exclude Physician from participating in the Medicare or Medi-Cal program) commenced against Physician related to the provision of medical services, whether or not those services were provided to a patient of Group. Provider shall also promptly advise Group of any incident in which any of Group’s patients or other patients served hereunder express dissatisfaction with any services provided by Physician. The reports required by this Section shall be provided to Group in writing. In the context of this Section, the requirement of “prompt” reporting means that a written report shall be submitted at the earliest date reasonably possible, but in no event more than two (2) business days after Provider learns of any claim, suit, disciplinary proceeding, patient dissatisfaction or an incident affecting Physician’s professional qualifications or otherwise related to Physician’s provision of professional services. 2.5. Confidentiality. During the course of its operations, Group has developed and will develop, and Provider may gain access to, confidential or privileged information regarding Group’s patients or business activities, including without limitation records, files, charts, documents, patient lists, patient files, books, data, operating manuals, symbols, trademarks, trade names, service marks, designs, patient lists, procedures, processes, and other copyrighted, patented, trademarked, or legally protectable information which is confidential and proprietary to Group (collectively, “Trade Secrets”). Any and all records and files respecting any patient or services provided to any patient, and any and all documentation relating to the provision of services anticipated hereunder are confidential and proprietary to Group and shall be deemed to be included within Trade Secrets. During the term of this Agreement and thereafter, Provider shall treat all of the Trade Secrets as confidential and proprietary to Group and shall not: (a) disclose the Trade Secrets, in whole or in part, to any third party without the prior written consent of Group; (b) permit the use or appropriation of the Trade Secrets by any third party; (c) use or appropriate the Trade Secrets for any purpose other than the performance of Provider’s obligations under this Agreement; or (d) otherwise use or appropriate the Trade Secrets for Provider’s own account, or as an agent, employee, contractor, partner, director or stockholder of, or in concert with, any person, firm, corporation or other organization. 2.6. Non-Solicitation. Provider agrees that as a material condition to Group’s willingness to enter into this Agreement, Provider agrees that during the term of this Agreement and any extensions or renewals hereof, and for a further period of two (2) years after termination of this Agreement, Provider will not

pg. 4 request or advise, solicit or attempt to solicit, or assist any other party to request or advise, solicit or attempt to solicit: (i) any present or future Group client or patient to withdraw or terminate treatment with, or to transfer services or treatment from, Group or to seek to be covered by any payor other than the existing payor with which Group contracts; or (ii) any payor or other party or referring physician or organization to withdraw or terminate treatment, employment or service with Group or to otherwise utilize any competitors of Group for any such treatment, employment or service; or (iii) any existing employee, contractor or agent of Group, including without limitation any physician employed or otherwise engaged by Group, to terminate or modify their existing relationship with Group or to provide services to any competitor of Group. 2.7. Equitable Remedies. Group and Provider acknowledge and agree that the Group’s remedy at law for a breach or threatened breach of any of the provisions set forth in Sections 2.5, 2.6 or 2.7 (collectively, the “Protective Provisions”) would be inadequate. In recognition of this fact, in the event of a breach or threatened breach of any of the Protected Provisions, Group shall be entitled to, without posting any bond, and the Provider agrees not to oppose Group’s right to seek equitable relief in the form of specific erformance, temporary restraining order, temporary or permanent injunction or any other available equitable remedy in the event of any breach by Provider of any of the Protective Provisions. Nothing herein shall be construed as prohibiting Group from pursuing any other remedies available to Group for such breach or threatened breach. ARTICLE I COMPENSATION, BENEFITS, BILLING AND INSURANCE 3.1. Compensation. The total compensation to be paid Provider for the services to be rendered under this Agreement shall be as set forth in Exhibit B attached hereto, which is incorporated by reference herein. Group shall not be required to offer or pay Provider any compensation or benefits other than those expressly set forth in this Agreement. 3.2. Fair Value Warranty. Each party represents and warrants on behalf of itself, that the aggregate benefit given or received under this Agreement has been determined in advance through a process of arms- length negotiations that were intended to achieve an exchange of goods and/or services consistent with fair market value under the circumstances, and that any benefit given or received under this Agreement is not intended to induce, does not require, and is not contingent upon, the admission, recommendation or referral of any patient, directly or indirectly, to Group, or to Provider, and further, is not determined in any manner that takes into account the value of business generated between the parties. 3.3. Scheduling. Physician shall be available to render Services to patients as may from time to time be mutually agreed upon by Group and Provider. Provider agrees to give Group sixty (60) days’ advance notice of any period of unavailability, excepting unavailability due to Physician’s illness or emergency, in which event(s) Provider shall notify Group as soon as reasonably possible. 3.4. Benefits. Group shall not be required to offer Provider or Physician any compensation or benefits other than those expressly set forth in this Agreement. 3.5. Witness Fees. Royalties. and Honoraria. Notwithstanding any other provision of this Agreement, Provider shall be entitled to retain any and all compensation received by Provider as compensation for expert witness fees, royalties, or honoraria.

pg. 5 3.6. Professional Fees and Billing. Group shall establish fee levels and shall bill or have its agent bill for all services of Provider pursuant to the terms of this Agreement. Provider hereby exclusively assigns to Group any rights Provider may have to patient and third-party collections (including, but not limited to, payments due from the Medicare and Medicaid programs) with respect to services rendered pursuant to this Agreement. Provider shall timely submit all information required by Group for billing third party payers relating to each patient receiving Provider’s services, but in no event later than one (1) week after Physician’s services have been rendered. Provider agrees to cooperate with Group and/or its agent, to execute such other documents and take such other actions as may be reasonably necessary or desirable, to effectuate the efficient day-to-day billing and collection of Provider’s fees and charges in accordance with the terms of this Agreement. Group shall be solely entitled to proceeds resulting from collection of all charges for the services to be performed hereunder for patients or third-party payors. 3.7. Provider Not to Bill Patients. Provider shall not, under any circumstances, including, without limitation, the nonpayment or insolvency of Group, a preferred provider organization (“PPO”), health maintenance organization (“HMO”) or other managed care program or breach or termination of this Agreement, seek compensation from, have any recourse against, or impose any additional charge upon, any patient treated by Provider or any client rendered services pursuant to this Agreement, including, without limitation, governmental payment programs. Neither Provider, nor any agent, employee, representative, trustee or assignee thereof, may maintain any action at law or in equity against a Group client or patient to collect sums owed by Group or by any PPO, HMO, other managed care program or payor. Provider agrees to look solely to Group for payment for services provided by Provider hereunder. Provider further agrees that these requirements shall survive the termination of this Agreement regardless of the cause giving rise to such termination. 3.8. Insurance. In consideration of Physician’s role as the CEO and Medical Director of AMG, A Professional Medical Corporation, Group shall provide and cover Physician’s malpractice insurance during the entire term of this Agreement “claims made” malpractice insurance in a minimum amount of at least One Million Dollars ($1,000,000) per claim and an annual aggregate amount of Three Million Dollars ($3,000,000) to cover any loss, liability or damage alleged to have been committed by Physician during the performance of any services under this Agreement. Should Group or Provider/Physician terminate this Agreement for any reason, Group shall procure and provide insurance coverages for a “tail” policy for the Provider/Physician. ARTICLE IV TERM AND TERMINATION 4.1. Term. The initial term of this Agreement is for a period of one (1) year, commencing on the Effective Date (the “Initial Term”), unless earlier terminated as provided herein. Upon expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (the “Extended Terms”), unless either party terminates the Agreement in a manner provided herein or provides the other party with written notice of nonrenewal at least sixty_days prior to the expiration of the then-current term. 4.2. Termination. 4.2.1. Termination With Cause. (a) Termination By Group. Subject to Sections 4.2.2 and 4.2.3 below, this Agreement may be terminated at any time by Group, with cause, by giving written notice to Provider. Grounds for termination with cause are as follows: (i) Provider’s failure to comply with any material terms or conditions of this Agreement, Group’s Articles of Incorporation, Bylaws, policies and procedures or any other governing document or instrument of Group; (ii) loss or restriction of Physician’s medical staff privileges at any hospital; (iii) Physician’s ineligibility or failure to participate in the Medicare or Medi-Cal program; (iv) Provider’s inability to obtain or maintain professional liability insurance covering Physician; (v) provision by Physician of substandard care or services, as determined by Group; or (vi) Provider’s or Physician’s participation in conduct or activity which may jeopardize Group’s agreement with any client, HMO, PPO, or other payor, or which exposes Group to financial liability. (b) Termination by Provider. Subject to Section 4.2.3 below, this Agreement may be terminated at any time by Provider, with cause, by written notice to the Group. Grounds for termination with cause by Provider shall be limited to non-payment of compensation by Group as provided hereunder or failure to meet any other material obligation of Group hereunder and failure by Group to cure such failure within the applicable cure period addressed below. (c) Notice and Cure. Any termination notice given for cause pursuant to this Section shall be accompanied by a notice specifying any defects arising under this Agreement and shall include suggested methods for curing such defects. The party receiving such notice of defect shall have thirty (30) days from the receipt of the termination notice to cure any defects specified therein, except with respect to defaults threatening patient welfare or violation of law or otherwise constituting an immediate and material threat to Group’s licensure or contracts with any Group clients or payors, in which case no advance notice or cure period is required. If the party which served the termination notice reasonably agrees that the defects have been cured at the end of the thirty (30) day period, the termination notice shall be rendered inoperative and shall be null and void. 4.2.2. Immediate Termination. Notwithstanding anything herein to the contrary, Group may terminate this Agreement immediately upon written notice to Provider in the event that: (i) Physician’s license to practice medicine or DEA Certificate is suspended or revoked; (ii) Physician’s right to practice at any health care facility is terminated or restricted for a medical disciplinary reason (as defined in California’s Business and Professions Code Section 805); (iii) Physician is excluded from participation in the Medicare or Medicaid program; (iv) Provider or Physician is convicted of a felony or other crime related to the provision of health care services; (v) Group’s credentials verification process discloses incomplete or incorrectly reported material information; (vi) Physician dies or becomes incompetent or disabled (wherein for purposes of this Section 4.2.2 only, Physician shall be deemed to be incompetent or disabled if Physician is diagnosed as being physically or mentally unable to provide the services required by this Agreement, despite reasonable accommodations being provided by Group, by another physician licensed in California and reasonably qualified to make such a diagnosis, and such failure or inability continues for ninety (90) days during any six (6) consecutive month period of the term of this Agreement); and/or (vii) Group determines, in its reasonable discretion, that Physician is jeopardizing the health, safety or wellbeing of any patient. 4.2.3. Termination Without Cause. Either party may terminate this Agreement without cause at any time upon sixty (60) days’ advance written notice to the other party.

pg. 7 ARTICLE V MISCELLANEOUS PROVISIONS 5.1. Status of Provider as Independent Contractor. Group and Provider acknowledge and agree that the parties are independent contractors, and nothing in this Agreement is intended, and nothing shall be construed, to create a partnership, joint venture, employer-employee relationship, trust, or any other form of legal organization or association between Group and Provider. No party shall be held to be a guarantor, surety, fiduciary or trustee, or to have any guarantee or fiduciary obligation to the other party. Provider expressly agrees that Provider shall not be considered an employee of Group for any purpose associated with the performance under this Agreement. None of the benefits that Group provides to its employees will be available to Provider (or Provider’s employees, if any). Provider shall be liable for its own debts, obligations, acts, and omissions, including the payment of all withholding, social security, and other taxes incurred by Provider. As an independent contractor, Provider shall be responsible for filing such tax returns and paying such self-employment taxes as may be required by law or regulations. Provider shall indemnify, defend, and hold Group harmless from any and all taxes, liabilities, costs, and expenses incurred by Group as a result of any audit or other action that arises out of Provider’s breach of this Section. The provisions of this Section shall survive the termination of this Agreement. 5.1.1. Provider shall choose the time, location, and manner in which all services are performed, according to Provider’s own judgment, as long as the objectives set forth in this Agreement are met in a satisfactory manner. Group does not have the right to control the details and means by which Provider’s services are rendered. Group only seeks the benefits of the results of Provider’s efforts and, except as otherwise provided in this Agreement, Provider assumes and retains discretion for the methods, details, means, techniques and procedures to be utilized in the performance of Provider’s services covered by this Agreement. In particular, Group has no right or authority to direct or control Provider regarding the number of hours worked, place of work, or dates of work. 5.2. Confidentiality of Agreement. Each party agrees to maintain this Agreement as a confidential document and not to disclose the Agreement or any of its terms without the prior written approval of the other party. 5.3. Duty to Defend and Indemnify. To the extent not covered by liability insurance carried by the parties, each party shall be solely responsible for its own claims, liabilities, damages, injuries, suits, demands and expenses of all kinds (including, without limitation, attorneys’ fees and court costs), which may result or arise from any act or omission by such party, or by any member, shareholder, partner, employee, representative, agent or contractor of such party, in connection with the performance of this Agreement, and such party shall defend, indemnify and hold harmless the other party and any members, shareholders, partners, employees, agents, representatives and contractors of the other party from and against such losses or damages. In the event that a claim is made against both parties, it is the intent of both parties to cooperate in the defense of said claim and to cause their insurers to do likewise. 5.4. Notices. Any notices required or permitted to be given hereunder by either party to the other may be effected either by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: If to Group: AMG, A Professional Medical Corporation 925 S. Garfield Avenue Alhambra, CA 91801 Attn: CEO

pg. 8 If to Provider Thomas S. Lam, M.D. 2307 Pennerton Drive Glendale, CA 91206 Each party may change the address for such notice by written notice given in accordance with this Section. Notices delivered personally shall be deemed delivered upon actual receipt. Mailed notices shall be deemed delivered three (3) business days after deposit in the United States Mail, as provided above. 5.5. Entire Agreement of the Parties. This Agreement supersedes any and all agreements, written and oral, between the parties hereto with respect to the rendering of services by Provider and contains all of the covenants and agreements between the parties. All exhibits, schedules, and addendum attached hereto are incorporated as if fully set forth herein. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other such agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement shall be effective only if it is in writing signed by the party to be charged. 5.6. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect. 5.7. Waiver of Breach. Any waiver of any term, covenant or condition of this Agreement by any party hereto shall not be effective unless set forth in writing signed by the party granting such waiver, and in no event shall any such waiver be deemed to be a waiver of any other term, covenant or condition of this Agreement, whether or not similar, or to be a continuing waiver. 5.8. Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in Los Angeles, California before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award rendered by the arbitrator may be entered in any court having competent jurisdiction. This clause shall not preclude parties from seeking provisional or equitable remedies from a court of competent jurisdiction. The arbitrator shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error. Group and Provider will each pay one-half of the costs and expenses of the arbitration, and each will separately pay their own counsel fees and expenses. 5.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. 5.10. Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to it, and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, however, Provider may not assign any of Provider’s rights, nor delegate any of Provider’s duties hereunder without the prior written consent of Group. 5.11. Headings. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only, and shall! not affect the construction or interpretation of any of its provisions.

5.12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one document. 5.13. Additional Documents. Provider agrees to execute and deliver any and all further agreements, documents or instruments necessary to fulfill Group’s obligations hereunder. 5.14. Survival. The provisions of this Agreement which by their nature are intended to survive this Agreement shall survive the termination or expiration of this Agreement. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first appearing above. “PROVIDER” Thomas S. Lam, M.D., A Professional Corporation Signed: Dw hpi Date: December 1*, 2023 NPI: 1437185295 Tax ID #: 20-2357548 “GROUP” AMG, A PROFESSIONAL MEDICAL CORPO Cutt ear Sim, MD , Executive Qui _ Date: December 1%, 2023

pg. 10 EXHIBIT A Services The services to be provided by Physician under this Agreement shall include, without limitation, the following: 1. Gastroenterology Consultation and follow up. 2. Communicate directly with patient’s primary care physician. 3. Promptly enter all patient information and encounter data, including but not limited to, daily visit codes and billing codes, into Group’s web-based database. 10

pg. 11 EXHIBIT B Compensation 1) In consideration for the services provided by Provider under this Agreement, during the term of this Agreement, Group shall pay Provider sixty (60) percents of the claims payment attributable to Provider payable on a quarterly basis 11